EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.001 per share, of a.k.a. Brands Holding Corp. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: February 11, 2022

/s/ Simon Andrew Beard
Simon Andrew Beard

/s/ Tah-nee Beard
Tah-nee Beard

THE TF APPAREL DISCRETIONARY TRUST

By:	Beard Trading Pty Ltd.
Its:	Trustee

By:	/s/ Tah-nee Beard
Name:	Tah-nee Beard
Title:	Director

THE SIMON BEARD FAMILY TRUST

By:	Beard Trading Pty Ltd.
Its:	Trustee

By:	/s/ Tah-nee Beard
Name:	Tah-nee Beard
Title:	Director

THE TAH-NEE ALEMAN FAMILY TRUST

By:	/s/ Tah-nee Beard
Name:	Tah-nee Beard
Title:	Director

BEARD TRADING PTY LTD.

By:	/s/ Tah-nee Beard
Name:	Tah-nee Beard
Title:	Director